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                                                                      Exhibit 99

Susquehanna Media Restates Financial Statements for Noncash Charges February 25, 2003

     York, PA - Susquehanna Media Co. (Media) today announced its intention to restate its 2000 and 2001 annual financial statements and its 2002 interim financial statements regarding the accounting for its Susquehanna Radio Corp. Employee Stock Plan (the Plan). After discussions with its current and former independent accountants, it has been determined that the Plan's 2000 change in valuation basis constituted a plan modification requiring different accounting. The restatements will involve approximately $60 million of noncash charges against operating income for the increases in Plan share value during those periods, rather than the direct charges against retained earnings previously reported. Media intends to disclose these unusual charges as a separate component of income from operations. These restatements will have no effect on cash, assets, cash flows or Adjusted EBITDA. Additionally, the cumulative effect of these restatements on stockholders' equity is expected to be minimal. After April 1, 2002, Plan share value increases will be recognized as noncash minority interest charges.

     Media believes these restatements will not result in a breach of any credit agreement or bond indenture covenants during the periods covered by the restatements.

     Throughout this lengthy, complex process with both its current and former independent accountants, KPMG LLP and PricewaterhouseCoopers LLP, respectively, there have been no allegations of improprieties. Moreover, the previously issued 2000 and 2001 annual financial statements were accompanied by unqualified reports from Media's independent accountants.

     Media adopted SFAS No. 142 "Goodwill and Other Intangible Assets" as of January 1, 2002. Media is in the process of reevaluating the January 1, 2002 fair value of certain Federal Communications Commission licenses associated with its Kansas City radio operations that were acquired in 2000 and 2001. Based on preliminary information, an estimated $20 million noncash transitional impairment loss may be reflected as the cumulative effect of a change in accounting principle. This change would be reflected in Media's 2002 financial statements.

     These accounting issues are expected to be resolved soon. Media expects to file a restated 2001 Form 10-K and restated 2002 Forms 10-Q on or about March 10, 2003. Media expects to file its 2002 Form 10-K on or about March 31, 2003.

General

     Media defines Adjusted EBITDA as net income before income taxes, extraordinary, unusual or non-recurring items, interest expense, interest income, depreciation and amortization, ESOP expense, non-cash expenses, minority interest and any gain or loss on the disposition of assets. Adjusted EBITDA should not be considered an alternative to operating income or to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

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     For more information please contact Alan Brayman, Treasurer, Susquehanna
Media Co. at (717)-852-2312.

     Some of the statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates' or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than historical facts included herein, including those regarding market trends, Media's financial position, business strategy, projected plans, estimated impact of accounting treatment changes, estimated SEC filing dates, and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Media to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general economic and business conditions (both nationally and in Media's markets), acquisition opportunities and Media's ability to integrate successfully any such acquisitions, expectations and estimates concerning future financial performance, financing plans, Media's ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting Media's business, nonrenewal of cable franchises, decreases in Media's customers advertising expenditures and other factors over which Media may have little or no control.